Exhibit 23.3

Consent of Grant Thornton LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2013 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Sandy Spring Bancorp, Inc., which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sandy Spring Bancorp, Inc. on Form S-8.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 5, 2015